SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2003

COLLEGE LOAN CORPORATION TRUST I
(Issuer of the Notes)

COLLEGE LOAN CORPORATION
(Depositor of the Issuer of the Notes)

(Exact name of Co-Registrant as specified in its charter)

Delaware California	333-102791-01 333-102791	01-6110137 33-087395

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

16855 W. Bernardo Drive, Suite 270 San Diego, California      92127

(Address of principal executive offices)                                      (Zip Code)

Registrant's telephone number, including area code (888) 972-6311

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

          This Current Report on Form 8-K is being filed with respect to certain agreements entered into in connection with the issuance by College Loan Corporation Trust I of $1,300,000,000 aggregate principal amount of Student Loan Asset-Backed Notes, Series 2003-2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

                     Exhibit No.

                     1.1 Underwriting Agreement, dated as of October 3, 2003, among UBS Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. as underwriters, and the Co-Registrants.

                     4.1 An Amended and Restated Indenture of Trust, dated as of October 1, 2003, from College Loan Corporation Trust I and Deutsche Bank Trust Company Americas, as eligible lender trustee to Deutsche Bank Trust Company Americas, as trustee.

                     4.2 A Fourth Supplemental Indenture of Trust, dated as of October 1, 2003 between College Loan Corporation Trust I and Deutsche Bank Trust Company Americas, as trustee.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

COLLEGE LOAN CORPORATION TRUST I
COLLEGE LOAN CORPORATION
(Co-Registrants)

College Loan Corporation, as Co- Registrant

Dated: October 22, 2003	By: /s/ Cary Katz Name: Cary Katz Title: President

College Loan Corporation Trust I, as Co-Registrant, by College Loan LLC, as Sponsor

Dated: October 22, 2003	By: /s/ Cary Katz Name: Cary Katz Title: Chief Executive Officer College Loan LLC

EXHIBIT INDEX

Exhibit Number 1.1	Description Underwriting Agreement, dated as of October 3, 2003, among UBS Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as underwriters, and the Registrants.

4.1	Amended and Restated Indenture of Trust, dated as of October 1, 2003, from College Loan Corporation Trust I, and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas as trustee.

4.2	Fourth Supplemental Indenture of Trust, dated as of October 1, 2003 between College Loan Corporation Trust I and Deutsche Bank Trust Company Americas, as trustee.